Document Security Systems, Inc.
Announces Third Quarter 2013 Financial Results

Will Hold Earnings Conference Call on November 13, 2013 at 4:30 pm ET

ROCHESTER, NY—November 13, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS), (“DSS”) a leading developer and integrator of secure cloud computing and security printing technologies, today announced its financial results for the third quarter of 2013, ended September 30.

Highlights for 3Q13:

•	Revenue of $4.25 million increased 2% year over year
•	Gross profit of $1.6 million increased 6% year over year
•	Merger with Lexington Technology Group, Inc. completed on July 1, 2013
•	Lexington Technology Group, Inc. renamed DSS Technology Management, Inc. on August 2, 2013

“During the third quarter the Company made progress towards achieving several of its strategic priorities, including generating revenue from AuthentiGuard and acquiring two patent portfolios that further diversify our IP investments,” said Jeff Ronaldi, CEO of Document Security Systems. “Going forward, we plan to focus our investments on digital counterfeiting solutions and intellectual property given the high growth, high return characteristics of both areas. We are confident in the direction of the Company and look forward to communicating our ongoing progress against our strategic priorities over time.”

Revenues for the third quarter of 2013 were $4.25 million, a 2% increase over the third quarter of 2012, driven by a 14% increase in technology sales, services and licensing revenue. Gross profit for the third quarter of 2013 was $1.6 million, a 6% increase over the third quarter of 2012, driven by a 31% increase in gross profits from technology sales, services and licensing revenue.

Operating expenses increased 67% in the third quarter of 2013 to $4.3 million compared to the $2.6 million recorded in the third quarter of 2012, primarily due to a $1.5 million increase in intangible amortization and impairment expense. The significant increase in DSS’s intangible assets is a result of its merger with Lexington Technology Group, Inc. (“LTG”) on July 1, 2013. Absent the increase in intangible amortization and impairment expense, operating expenses would have increased 9% which reflects the increase in compensation costs, professional fees and other costs due to the addition of LTG, offset by a reduction in merger related professional fees as compared to the third quarter of 2012.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) for the third quarter of 2013 was a loss of $556,000 versus the adjusted EBITDA loss of $61,000 for the third quarter of 2012, which generally reflects the additional expense base of DSS subsequent to its merger with LTG.

The Company recorded net income of $6.5 million for the third quarter of 2013, or $0.15 per share on both a basic and dilutive basis, compared to a net loss of $1.1 million or $0.05 per share in the third quarter of 2012. The significant change in earnings was primarily the result of one-time deferred tax benefit of $9.2 million recorded in the third quarter of 2013 in connection with the Company’s merger with LTG. The Company had a loss before income taxes of $2.7 million, versus a loss before income taxes in the third quarter of 2012 of $1.1 million.

Revenues for the first nine months of 2013 were $12.3 million, a 5% increase over the first nine months of 2012, driven by a 14% increase in technology sales, services and licensing revenue. Gross profit for the first nine months of 2013 reached $4.7 million, a 14% increase over the first nine months of 2012.

Operating expenses increased 50% in the first nine months of 2013 compared to the first nine months of 2012 to $10.3 million. This increase was primarily due to a $1.5 million increase in intangible amortization and impairment expense and higher merger related costs, including $723,000 of stock based compensation cost related to the merger, for the first nine months of 2013 as compared to the same period a year earlier.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees and stock based compensation incurred for the Company’s merger with LTG) for the first nine months of 2013 was a loss of $1.1 million, a 9% increase in the adjusted EBITDA loss from $1.0 million for the first nine months of 2012.

The Company recorded net income of $3.4 million for the first nine months of 2013, or $0.12 per share on both a basic and dilutive basis, compared to a net loss of $3.2 million or $0.15 per share for the first nine months of 2012. The significant change in earnings was primarily the result of one-time deferred tax benefit of $9.2 million recorded in the third quarter of 2013 in connection with the Company’s merger with LTG. The Company had a loss before income taxes of $5.8 million for the first nine months of 2013, versus a loss before income taxes in first nine months of 2012 of $3.2 million.

The Company’s balance sheet as of September 30, 2013 reflects the impact of the acquisition of LTG as of July 1, 2013. The cash balance of $3.2 million reflects the $6.6 million of cash that the Company received upon the closing of the LTG Merger, offset by the use of $2.75 million during the third quarter of 2013 to purchase patents and patent rights, and make an additional investment in VirtualAgility by the Company’s DSS Technology Management division. The September 30, 2013 balance sheet also reflects the acquisition accounting for the estimated fair values of LTG’s investments and intangible assets as of the Merger date of July 1, 2013, which significantly increased the Company’s investments, amortizable intangible assets, and goodwill.

CONFERENCE CALL AND WEBCAST DETAILS:

Time: 4:30 p.m. ET
Date: Wednesday, November 13, 2013
Investor Dial In (Toll Free): 877-407-9205
Investor Dial In (International): 201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=171430

A replay of the earnings call will be available until November 27, 2013 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter conference ID # 13572776 to access the replay.

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About DSS (Document Security Systems, Inc.)

Document Security Systems, Inc.'s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem.

DSS continually invests in technology to meet the ever-changing security needs of its clients and implements these patented solutions through the Company's operating groups.

DSS Technology Management, Inc. ("DSS TM"), a wholly-owned subsidiary of Document Security Systems, Inc. ("DSS" or "Company"), provides strategy for DSS's IP portfolio, as well as legal expertise and investment capital for pioneering inventions.

DSS provides counterfeit deterrence and authentication technology coupled with licensing and IP monetization solutions. When implemented, DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes”, “anticipates”, “expects”, “plans”, “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those that will be disclosed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, to be filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue
Printed products	$3,671,764	$3,655,182	$10,772,849	$10,326,140
Technology sales, services and licensing	577,606	508,941	1,526,281	1,340,192
Total revenue	4,249,370	4,164,123	12,299,130	11,666,332

Costs of revenue
Printed products	2,542,045	2,501,918	7,355,289	7,301,950
Technology sales, services and licensing	93,804	138,719	248,431	255,731
Total costs of revenue	2,635,849	2,640,637	7,603,720	7,557,681
Gross profit	1,613,521	1,523,486	4,695,410	4,108,651

Operating expenses:
Selling, general and administrative	2,712,488	2,476,528	8,526,378	6,605,593
Impairment of intangible assets	516,726	-	516,726	-
Amortization of intangibles	1,045,620	76,026	1,213,872	228,078
Operating expenses	4,274,834	2,552,554	10,256,976	6,833,671
Operating loss	(2,661,313)	(1,029,068)	(5,561,566)	(2,725,020)

Other expense:
Interest expense	(64,972)	(51,387)	(158,487)	(176,992)
Amortizaton of note discount and loss on debt extinguishment	(17,367)	(11,058)	(71,189)	(248,758)
Loss before income taxes	(2,743,652)	(1,091,513)	(5,791,242)	(3,150,770)

Income tax (benefit) expense, net	(9,205,488)	4,737	(9,196,014)	14,211
Net income (loss)	$6,461,836	$(1,096,250)	$3,404,772	$(3,164,981)

Other comprehensive income (loss):
Interest rate swap gain (loss)	2,609	(5,179)	78,717	(27,671)

Comprehensive income (loss)	$6,464,445	$(1,101,429)	$3,483,489	$(3,192,652)

Earnings per share:
Basic	$0.15	$(0.05)	$0.12	$(0.15)
Diluted	$0.15	$(0.05)	$0.12	$(0.15)

Shares used in computing earnings per share:
Basic	41,911,569	20,822,351	28,444,037	20,536,448
Diluted	41,914,855	20,822,351	28,462,741	20,536,448

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	September 30, 2013	December 31, 2012
ASSETS	(unaudited)

Current assets:
Cash	$3,237,724	$1,887,163
Accounts receivable, net of allowance
of $60,000 ($60,000- 2012)	1,733,498	2,123,019
Inventory	1,100,527	817,685
Prepaid expenses and other current assets	438,624	290,402
Total current assets	6,510,373	5,118,269

Property, plant and equipment, net	5,304,101	3,723,908
Investments and other assets	6,927,005	232,815
Goodwill	15,305,316	3,322,799
Other intangible assets, net	30,774,994	1,852,677
Total assets	$64,821,789	$14,250,468
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,334,663	$1,417,460
Accrued expenses and other current liabilities	1,577,974	1,223,244
Revolving lines of credit	261,900	238,240
Short-term debt, net of unamortized discount of $46,000	807,490	-
Current portion of long-term debt, net of unamortized discount of $0 ($44,000-2012)	333,744	864,514
Total current liabilities	4,315,771	3,743,458

Long-term debt	2,920,094	1,527,906
Interest rate swap hedging liabilities	49,166	127,883
Deferred tax liability, net	3,153,104	127,675

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 49,230,159 shares issued and outstanding
(21,705,969 in 2012)	984,603	434,118
Additional paid-in capital	97,499,051	55,872,917
Accumulated other comprehensive loss	(49,166)	(127,883)
Accumulated deficit	(44,050,834)	(47,455,606)
Total stockholders' equity	54,383,654	8,723,546
Total liabilities and stockholders' equity	$64,821,789	$14,250,468

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30,

(unaudited)

	2013	2012

Cash flows from operating activities:
Net income (loss)	$3,404,772	$(3,164,981)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,660,948	598,010
Stock based compensation	1,579,641	631,466
Amortization of note discount	44,937	248,758
Loss on extinguishment of debt	26,252	-
Impairment of intangible assets	516,726	-
Change in deferred tax provision	(9,196,014)	14,211
(Increase) decrease in assets:
Accounts receivable	389,521	(63,395)
Inventory	(282,842)	(332,108)
Prepaid expenses and other assets	(188,203)	(181,330)
Increase (decrease) in liabilities:
Accounts payable	72,847	182,229
Accrued expenses and other liabilities	50,942	(11,287)
Net cash used by operating activities	(1,920,473)	(2,078,427)

Cash flows from investing activities:
Purchase of property, plant and equipment	(321,230)	(108,931)
Acquisition of business	6,560,890	-
Purchase of investment	(250,000)	-
Purchase of intangible assets	(2,557,825)	(103,569)
Net cash provided (used) by investing activities	3,431,835	(212,500)

Cash flows from financing activities:
Net (payments) borrowings on revolving lines of credit	23,660	(220,780)
Payment of short-term loan from related party	-	(150,000)
Payments of long-term debt	(233,228)	(269,056)
Payments of capital lease obligations	-	(74,279)
Issuance of common stock, net of issuance costs	48,767	3,310,287
Net cash (used) provided by financing activities	(160,801)	2,596,172

Net increase in cash	1,350,561	305,245
Cash beginning of period	1,887,163	717,679
Cash end of period	$3,237,724	$1,022,924

Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income or loss interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company’s merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net income (loss) to Adjusted EBITDA loss:

	Three Months Ended September 30			Nine Months Ended September 30
	2013	2012	% change	2013	2012	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net income (loss)	$6,462,000	$(1,096,000)	-690%	$3,405,000	$(3,165,000)	-208%
Add back:
Depreciation & Amortization	1,207,000	207,000	483%	1,661,000	598,000	178%
Stock based compensation	291,000	300,000	-3%	1,580,000	631,000	150%
Interest expense	65,000	51,000	27%	158,000	177,000	-11%
Amortization of note discount and loss on debt extinguishment	17,000	11,000	55%	71,000	249,000	-71%
Income tax (benefit) expense	(9,205,000)	5,000	-184200%	(9,196,000)	14,000	-65786%
Impairment of intangible assets	517,000	-	100%	517,000	-	100%
Professional fees and other costs incurred in conjunction with the proposed Merger with Lexington Technology Group	90,000	461,000	-80%	677,000	461,000	47%

Adjusted EBITDA	$(556,000)	$(61,000)	811%	$(1,127,000)	$(1,035,000)	9%